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                                  February 27, 1997



DeltaPoint, Inc.
22 Lower Ragsdale Drive
Monterey, CA 93940


    Re:  Post Effective Amendment No. 1 to Registration
         Statement on Form SB-2 (File No. 333-17733)

Ladies and Gentlemen:

         We have examined Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-17733) filed by DeltaPoint, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement Amendment"), in connection with the registration under the Securities Act of 1933, as amended, of 300,896 shares of the Company's Common Stock (the "Shares") to be offered and sold by certain shareholders of the Company (the "Selling Shareholders") as described in the Registration Statement Amendment. As your counsel in connection with this transaction, we have examined the proceedings taken by you in connection with the original issuance of the Shares and are familiar with the proceedings proposed to be taken by you in connection with the sale of the Shares by the Selling Shareholders.

         It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the sale of the Shares by the Selling Shareholders and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when sold in the manner described in the Registration Statement Amendment and the applicable agreements and documents referred to in the exhibits thereto, will be legally and validly issued, fully paid and non-assessable.

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DeltaPoint, Inc.
February 27, 1997
Page 2


         We consent to the use of this opinion as an exhibit to said Registration Statement Amendment, and further consent to the use of our name under the caption "Legal Matters" in the Registration Statement Amendment, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.
                             Very truly yours,


                              /s/ GUNDERSON DETTMER STOUGH VILLENEUVE
                                  FRANKLIN & HACHIGIAN, LLP
                             -------------------------------------------------
                             GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP
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